SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report September 12, 2009
(Date of earliest event reported)

ProIndia International Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53735	27-0267587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 St. Kilda Road - Level 8 Melbourne, Victoria 3004 Australia
(Address of Principal Executive Offices)(Zip Code)

011(613) 8532 2800
Registrant’s Telephone Number
We Sell For U Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated as of August 4, 2009, by and between, We Sell For U Corp., a Florida corporation (“WSFU,” the “Company,” “we” or “us”) and ProIndia International Inc., a Delaware corporation and wholly-owned subsidiary of WSFU (“ProIndia” or the “Surviving Corporation”), effective as of August 12, 2009, WSFU merged with and into ProIndia, with ProIndia being the surviving entity (the “Reincorporation Merger”).  As a result of the Reincorporation Merger, the legal domicile of the Surviving Corporation is now Delaware.

The Merger Agreement and Reincorporation Merger were duly approved by our sole director and by the written consent of the holder of a majority of our outstanding capital stock entitled to vote thereon.

Pursuant to the terms of the Merger Agreement, (i) WSFU merged into ProIndia, with ProIndia being the surviving Corporation; (ii) ProIndia succeeded to the ownership of all of WSFU’s assets, has the rights, power and privileges and assumed all of the obligations of WSFU; (iii) WSFU’s existing sole director and officers became the sole director and officers of ProIndia; and (iv) the certificate of incorporation (the “Delaware Certificate”) and by-laws (“Delaware By-laws”) of ProIndia now govern the Surviving Corporation. In connection with the Reincorporation, our corporate name was changed to ProIndia International Inc. and the number of authorized shares of capital stock was increased to five hundred twenty million (520,000,000) shares, of which five hundred million (500,000,000) shares are Common Stock and twenty million (20,000,000) shares are Preferred Stock, each with a par value of $.0001 per share.  Except as otherwise required by statute, the designations and the powers, preferences and rights, and the qualifications or restrictions thereof, of any class or classes of stock or any series of any class of stock of the Surviving Corporation may be determined from time to time by resolution or resolutions of the Board of Directors.

At the effective time of the Reincorporation Merger, each outstanding share of WSFU's Common Stock, $.0001 par value, automatically was converted into one share of Common Stock of ProIndia, $.0001 par value.  Shareholders are not required to exchange their existing stock certificates, which now represent an equivalent number of shares of ProIndia common stock.  The Reincorporation Merger will not result in any change in the business of WSFU.  Upon completion of the Reincorporation Merger, the Surviving Corporation shall continue to maintain its principal offices at 580 St. Kilda Road – Level 8, Melbourne, Victoria 3004, Australia.  The Common Stock of the Surviving Corporation will continue to trade on the Over the Counter Bulletin Board.

Following the Reincorporation Merger, the securities of the Surviving Corporation will continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of Rule 12g-3 of the Exchange Act.

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 2.1 and incorporated by reference as if fully set forth herein.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the Reincorporation Merger disclosed under Item 1.01 above, each outstanding share of WSFU Common Stock, $.0001 par value, has been automatically converted into one share of ProIndia Common Stock, par value $.0001. Upon completion of the Reincorporation Merger, each outstanding certificate representing WSFU Common Stock is deemed, without any action by the shareholder, to represent the same number of share of ProIndia Common Stock.  Shareholders do not need to exchange their stock certificates as a result of the Reincorporation Merger.

Prior to the effective date of the Reincorporation Merger, WSFU’s corporate affairs were governed by the corporate laws of Florida.  The rights of its shareholders were subject to its Articles of Incorporation, as amended, and its By-laws.  As a result of the Reincorporation Merger, holders of WSFU Common Stock are now holders of ProIndia Common Stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Delaware Certificate and Delaware By-laws.

Item 5.03 Amendment to Certificate of Incorporation.

The information set forth above under Items 1.01 and 3.03 is hereby incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1 - Agreement and Plan of Merger dated as of August 4, 2009 by and between We Sell For U Corp., a Florida corporation ("WSFU"), and ProIndia Acquisition Corp. ("ProIndia") and a wholly-owned subsidiary of WSFU.

3.1 - Certificate of Incorporation, as amended, of ProIndia.

3.2 - By-laws of ProIndia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROINDIA INTERNATIONAL INC.

		By:	/s/ Peter Lee
		Name:	Peter Lee
		Title:	Chief Financial Officer and Secretary

Date:	September 13, 2009

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